Exhibit 99.1

Atlantic Union Bankshares Corporation To Release

First Quarter 2026 Financial Results

Richmond, Va., March 31, 2026 – Atlantic Union Bankshares Corporation (the “Company”) today announced that it will release first quarter 2026 financial results before the market opens on Tuesday, April 21, 2026.

Following the release, the Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, April 21, 2026.

The listen-only webcast and the accompanying slides can be accessed at: https://edge.media-server.com/mmc/p/ow964rjw.

For research analysts who wish to participate in the conference call, please register at the following URL:

https://register-conf.media-server.com/register/BIf8f441eb451449cfa3e411b650b2ab58.

To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; AUB Investments, Inc., which provides investment services; and Atlantic Union Capital Markets, Inc., which provides capital market services.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937